UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2009, Gordon A. Ulsh, President and Chief Executive Officer of Exide Technologies, submitted, and the Board of Directors (the "Board") accepted, an amendment to Mr. Ulsh's Amended and Restated Employment Agreement dated January 31, 2009 delaying his April 1, 2009 contractual base salary increase until such time as Mr. Ulsh provides further notice to the Board, as detailed in Exhibit 10.1 attached hereto.

On January 28, 2008, the Compensation Committee of the Board approved, in exchange for certain limited consulting services to be provided by Joel Campbell following his voluntary retirement effective January 31, 2009, amendments to Mr. Campbell's existing Stock Option, Restricted Stock and Restricted Share Unit Awards. The Committee approved acceleration of the vesting of all such awards that remain unvested as of January 30, 2009 and increased from ninety days to two years the post-employment period during which Mr. Campbell may exercise outstanding options.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Letter dated January 28, 2009, amending the Amended and Restated Employment Agreement of Gordon A. Ulsh

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

February 2, 2002	By:	/s/ Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter dated January 28, 2009, amending the Amended and Restated Employment Agreement of Gordon A. Ulsh